EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Vinson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2020-C6 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer for the Bellagio Hotel and Casino Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Bellagio Hotel and Casino Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Bellagio Hotel and Casino Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Bellagio Hotel and Casino Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Bellagio Hotel and Casino Mortgage Loan, KeyBank National Association, as Primary Servicer for the 650 Madison Avenue Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 650 Madison Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 650 Madison Avenue Mortgage Loan, Citibank, N.A., as Custodian for the 650 Madison Avenue Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 650 Madison Avenue Mortgage Loan, KeyBank National Association, as Primary Servicer for the Parkmerced Mortgage Loan, KeyBank National Association, as Special Servicer for the Parkmerced Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Parkmerced Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Parkmerced Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Parkmerced Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 545 Washington Boulevard Mortgage Loan, KeyBank National Association, as Special Servicer for the 545 Washington Boulevard Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 545 Washington Boulevard Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 545 Washington Boulevard Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 545 Washington Boulevard Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 545 Washington Boulevard Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 545 Washington Boulevard Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Kings Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Kings Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Kings Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Kings Plaza Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor for the Kings Plaza Mortgage Loan.

Dated: March 15, 2021

/s/ Daniel Vinson

Daniel Vinson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)